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                                                                   EXHIBIT 10.26

                               AMENDMENT NO. 2 TO
                          RADARSAT-2 LICENSE AGREEMENT

            This Amendment No. 2 to RadarSat-2 Master Agreement is entered into as of October 26, 1999 by and among ORBITAL SCIENCES CORPORATION, a Delaware corporation ("Orbital"), its wholly owned subsidiary, MACDONALD, DETTWILER AND ASSOCIATES LTD., a Canadian corporation ("MDA"), and ORBITAL IMAGING CORPORATION, a Delaware corporation ("ORBIMAGE").

            WHEREAS Orbital, MDA and ORBIMAGE have entered into that certain RadarSat-2 License Agreement as of December 31, 1998, as amended by Amendment No. 1 dated April 1, 1999 (as amended, the "Original Agreement"), which agreement the parties now desire to amend.

            WHEREAS, Orbital and MDA have entered into a letter agreement regarding the mechanism for the payment of intercompany obligations including such obligations arising in connection with the Original Agreement; and

            WHEREAS, the parties desire to amend the Original Agreement in order to clarify the payment mechanisms under the Original Agreement and to revise certain payment terms relating to the License Fee due in 2000.

            NOW, THEREFORE, in consideration of the agreements and covenants contained herein, the parties hereto agree as follows:

            References to MDA in the sentences described elow shall be deleted and the word Orbital substituted in its place:

1.          Payment Terms

            Notwithstanding anything in the Original Agreement to the contrary, the parties acknowledge and agree that payments due under the Original Agreement shall be paid by ORBIMAGE to Orbital, and that Orbital and MDA shall reconcile amounts owing between them in connection with Radarsat-2.

2.          Specific Amendments

            (a)         Amendment to Section 7.5.2.

                        The second sentence of Section 7.5.2 is deleted in its entirety with the following language substituted in its place:

                        "Furthermore, if a launch vehicle has not been selected by June 30, 2000, then ORBIMAGE shall also be entitled to a refund of $7,500,000 in the form of a credit against future License Fee installments, and the total aggregate License Fee shall be adjusted downward accordingly."


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            (b)         Payment of 2000 License Fee Installment.

                        ORBIMAGE agrees to pay to Orbital the License Fee installment that would have been due in 2000 as set forth on Schedule 1.4 of the Original Agreement, and Orbital and MDA acknowledge and agree that no additional installments of the License Fee shall be owed by ORBIMAGE until 2001.

3.          Miscellaneous.

            The Original Agreement, as amended by this Amendment No. 2, contains the entire understanding among MDA, ORBIMAGE and Orbital and supersede all prior written and oral understandings relating to the subject hereof. All other provisions of the Original Agreement, as amended, shall remain in full force and effect.



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            IN WITNESS WHEREOF, the parties have caused this Amendment No. 2 to be executed as of the day and year first written above.

MACDONALD, DETTWILER AND ASSOCIATES LTD.

By:
            -------------------------------------
            Name:
            Title:

ORBITAL SCIENCES CORPORATION

By:
            -------------------------------------
            Name:
            Title:

ORBITAL IMAGING CORPORATION

By:         --------------------------------------
            Name:
            Title:


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